UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2005

Date of Report (Date of earliest event reported)

Crown Financial Holdings, Inc.

(Exact name of registrant as specified in its charter)

NEW JERSEY	000-51175	20-2045547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices and zip code)

(201) 459-9500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant

Termination of Prior Auditors

On April 15, 2005, Crown Financial Holdings, Inc., a New Jersey corporation (the “Company”), and Crown Financial Group, Inc., the Company’s wholly owned subsidiary, also a New Jersey Corporation (“Group”), terminated its independent registered public accountants, BDO Seidman, LLP (“BDO”), effective as of the same date. BDO’s termination was not for cause. BDO was originally engaged by the Audit Committee of the Board of Directors of Group to audit and report on Group’s consolidated financial statements as of January 31, 2005 as well as to perform a review of the unaudited condensed quarterly financial statements to be included in the Company’ quarterly reports on Form 10-Q. During its engagement, BDO reviewed Group’s financial statements included in its Quarterly Reports for the fiscal quarters ended July 31 and October 31, 2004, respectively. The Company does not have any disclosures pursuant to Item 304(a)(1) of Regulation S-K, since BDO has not issued an audit report in connection with the fiscal year ended January 31, 2005, due to the fact that the final stage of the annual audit of its financial statements did not begin as scheduled in early March 2005 as a result of the Company’s financial difficulties. Also, during BDO’s engagement, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K (as used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K).

The Company has provided BDO with a copy of this Current Report on Form 8-K and has requested that BDO furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of such letter from BDO is filed as Exhibit 16.1 hereto.

Engagement of New Auditors

On April 21, 2005, the Company and Group engaged the independent registered public accounting firm of Marcum & Kliegman LLP (“M&K”) as the Company’s and Group’s new independent registered public accountants. M&K will audit and report on the Company’s and Group’s consolidated statement of financial condition as of January 31, 2005 and the consolidated statement of operations, changes in stockholders’ equity and cash flows for the same fiscal period. The retention of M&K as the Company’s and Group’s new independent registered public accountants was approved by the Audit Committee.

During the years ended January 31, 2004 and 2003 and the subsequent interim period prior to M&K’s engagement, neither the Company nor Group has engaged M&K as either the principal accountant to audit the Company’s or Group’s financial statements, or as an independent registered public accountant to audit a significant subsidiary of the Company or Group and on whom the principal accountant is expected to express reliance in its report. Nor has the Company, Group or someone on their behalf consulted M&K regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or

the type of audit opinion that might be rendered on the Company’s or Group’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions to this Item) or a reportable event (as described in Item 304(a)(1)(v)), during the Company’s and Group’s two most recent fiscal years or any subsequent interim period.

Section 8 – Other Events

Item 8.01	Other Events

Annual Audit Report Filing Matters

On April 19, 2005, Group received notice from the National Association of Securities Dealers, Inc. (“NASD”) staff that its Annual Audit Report pursuant to Rule 17a-5 of the Securities Exchange Act of 1934, as amended, must be filed no later than May 10, 2005. The notice indicates that, in the event that Group fails to file the Annual Audit Report by the prescribed date, its NASD membership will be suspended. Group was unable to file its Annual Audit Report for the reasons set forth in its previous Current Report on Form 8-K filed with the SEC on April 15, 2005.

Also, the NASD staff notified Group that it imposed an administrative fee of $1,000, or $100 per day, for Group’s failure to file the Annual Audit Report. Under NASD regulations, if a filing is more than 10 business days late, the NASD staff may deem Group’s failure to file a Minor Rule Violation and assess a fine of up to $2,500 against Group. A continuous failure to file required filings may result in additional disciplinary, suspension and cease-and-desist proceedings. Further, Group may request a hearing in connection with the membership suspension notice. In the event of a timely hearing request, the NASD staff will (i) schedule a hearing within 60 days after the filing of the request for hearing and (ii) stay the effectiveness of the suspension imposed under the notice.

Group anticipates completing and filing the Annual Audit Report within the timeframe prescribed by the NASD. However, there is no assurance that the audit will be completed within the timeframe that does not result in further late fees, Minor Rule Violations or further penalties imposed upon the Company by the NASD staff, including membership suspension and termination.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibit 16.1 BDO’s April 21, 2005 letter to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2005	CROWN FINANCIAL HOLDINGS, INC.

	By:	/s/ Jeffrey M. Hoobler
	Name:	Jeffrey M. Hoobler
	Title:	Interim CEO and President

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